Exhibit 1.01

Conflict Minerals Report

Maxeon Solar Technologies, Ltd. has included this Conflict Minerals Report as an exhibit to its Form SD for 2024 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is June 6, 2025.

Unless the context indicates otherwise, the term “Maxeon” refers to Maxeon Solar Technologies, Ltd. and its consolidated subsidiaries, and “Service Provider” refers to the third party retained by Maxeon to assist with supplier outreach and data validation of the responses received from suppliers. Some of the compliance activities described in this Conflict Minerals Report were performed by the Service Provider on behalf of and/or in coordination with Maxeon. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

This Conflict Minerals Report can be found on the Maxeon website at: https://www.maxeon.com/financials-filings/sec-filings. The information contained on the Company’s website is not incorporated by reference into the Form SD or this Conflict Minerals Report and should not be considered part of the Form SD or this Conflict Minerals Report.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not historical facts, including, but not limited to, statements concerning the additional steps that Maxeon intends to take to mitigate the risk that its necessary 3TG benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by Maxeon’s direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners (“SORs”) and other market participants responsibly source 3TG and (3) political, regulatory and economic developments, whether in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), the United States or elsewhere. Maxeon cautions readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Maxeon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Overview; Maxeon’s Products and Applicability of the Conflict Minerals Rule

Maxeon is one of the world’s leading marketers of premium solar power technology. We have developed and maintained this leadership position through decades of technological innovation and investment, in addition to the development of sales and distribution channels across six continents. Headquartered in Singapore, we are strategically restructuring our business portfolio and geographic market focus to concentrate exclusively on the U.S. market. Many of the products that Maxeon markets contain certain 3TG necessary to the functionality or production of such products. However, 3TG content continues to represent a small portion of the materials content of Maxeon’s in-scope products.

For a further discussion of Maxeon’s products, see its Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

Maxeon is multiple levels removed from the mining of minerals (3TG or otherwise). Maxeon does not make purchases of raw ore or refined 3TG minerals directly from SORs and makes no purchases in the Covered Countries. However, through the efforts described in this Conflict Minerals Report, Maxeon seeks to ensure its suppliers are sourcing responsibly.

Maxeon does not seek to embargo responsible sourcing of 3TG from the Covered Countries or other conflict-affected and high-risk regions and encourages its suppliers to continue to source 3TG responsibly from these regions.

Reasonable Country of Origin Inquiry

To complete the “reasonable country of origin inquiry” (the “RCOI”) required by the Conflict Minerals Rule, Maxeon and its Service Provider engaged with suppliers to collect information about the presence and source of 3TG used in components, parts supplied to Maxeon. For its RCOI, to the extent applicable, Maxeon utilized the same processes and procedures as for its due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below), which are discussed later in this Conflict Minerals Report. For 2024, Maxeon surveyed 35 suppliers as part of its RCOI (the “Suppliers”).

The results of Maxeon’s RCOI are discussed under “Findings Concerning Smelters and Refiners and Country of Origin Information.”

Due Diligence Measures

Design Framework

Maxeon utilizes due diligence measures for 3TG that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”). The OECD Guidance established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Application of the framework constitutes a part of the program that Maxeon has put in place to help ensure that the 3TG contained in its products are responsibly sourced.

Diligence Program

In furtherance of Maxeon’s 3TG due diligence, it performed the due diligence measures discussed below for 2024.

Compliance Team

In support of its compliance efforts, Maxeon has a compliance team that is charged with overseeing, implementing and providing feedback on its 3TG compliance strategy. The team consists of staff from Maxeon’s operations groups, under executive leadership. The members of the team and selected other internal personnel are familiar with the Conflict Minerals Rule, the OECD Guidance, Maxeon’s compliance plan, and the procedures for reviewing and validating supplier responses to Maxeon’s inquiries. Maxeon also utilized the Service Provider and specialist outside counsel to assist with and/or to advise it on certain aspects of its compliance.

Conflict Minerals Policy; Training Resources; Grievance Mechanism

Maxeon maintains a Conflict Minerals Policy. Under the Conflict Minerals Policy, Maxeon suppliers are required to acknowledge Maxeon’s Supplier Sustainability Guidelines, which incorporates the Conflict Minerals Policy. Under the Conflict Minerals Policy, Maxeon reserves the right to request additional documentation from its suppliers regarding the source of any 3TG included in their products. In addition, Maxeon reserves the right to ask suppliers to maintain traceability data for a minimum of five years. The Conflict Minerals Policy indicates that Maxeon will evaluate its relationships with its suppliers on an ongoing basis to ensure continued compliance with the Conflict Minerals Policy.

The Conflict Minerals Policy is communicated internally to Maxeon’s supply chain employees and to suppliers. In addition, the Conflict Minerals Policy is posted on Maxeon’s website at https://corp.maxeon.com/static-files/7189df75-ef32-4397-bda9-06e6a11d50fe.

In an effort to increase supplier awareness about Conflict Minerals and related regulatory requirements, to provide answers to frequently asked questions concerning 3TG mineral tracing, and ultimately to improve the accuracy and completeness of supplier responses, suppliers that were part of Maxeon’s outreach received access to the Service Provider’s online resources.

Maxeon has a grievance mechanism for reporting violations of its Conflict Minerals Policy. The grievance mechanism is available through the Conflict Minerals Policy. Violations may be reported by contacting Maxeon’s Compliance and Ethics Helpline at https://maxeon.ethicspoint.com.

Data Collection; Records Storage and Retention

For 2024, Maxeon carried out due diligence on relevant components and parts in the products it manufactured. Maxeon’s outreach included the 35 Suppliers that provided components or parts determined by Maxeon to contain or potentially contain necessary 3TG, and which were incorporated into products manufactured by Maxeon in the course of 2024.

Maxeon sent the Suppliers a request to submit a Conflict Minerals Reporting Template, which is the widely-used data collection form developed by the Responsible Minerals Initiative (the “RMI” and the “CMRT”), to gather information on the use of 3TG by the Suppliers, the source of the 3TG and the Suppliers’ related compliance procedures. Maxeon gave the Suppliers the ability to provide information at a level at which they could most readily assemble the information (i.e., company, product, or user-defined), but required the Suppliers to declare the level of information provided. Following the initial introductions to the program and information request, reminder emails were sent to each non-responsive Supplier requesting survey completion. This outreach was managed by the Service Provider on Maxeon’s behalf. Additional outreach also was conducted by Maxeon’s staff on an as-needed basis to further emphasize the importance of suppliers completing the CMRT.

The Service Provider reviewed CMRT responses received from the Suppliers for plausibility, consistency and gaps. If any “quality control” flags were raised, Suppliers were contacted to clarify the concern. If the SOR was not identified as Conformant (as later defined) or the equivalent by the RMI, the London Bullion Market Association (the “LBMA”) or the Responsible Jewellery Council (the “RJC”), the Service Provider attempted to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and due diligence procedures. In addition, for SORs that are not Conformant, the Service Provider searched public information to attempt to determine the SOR’s sourcing practices.

Maxeon has an electronic file for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. Maxeon stores all supplier CMRTs and documents evidence of identified supplier 3TG sourcing risk. As contemplated by the OECD Guidance, Maxeon will maintain these records for at least five years. The Service Provider also is requested to maintain records in its possession for at least five years.

3TG Risk Management

Maxeon obtained information on 3TG sourcing risk from a variety of sources, including the Service Provider. Maxeon further used the CMRT responses to identify 3TG sourcing risk. Given Maxeon’s position in the 3TG supply chain, it believes that this is the most efficient means for identifying 3TG sourcing risk.

Supply chain managers within Maxeon worked with the compliance team to identify 3TG sourcing concerns and determine risk mitigation efforts. The compliance team reported aggregated risk findings to and the contents of this Conflict Minerals Report are shared with Maxeon’s executive management.

Maxeon determines on a case-by-case basis the appropriate risk mitigation strategy for any identified risks. Potential outcomes under Maxeon’s risk mitigation strategy include continuing to work with the supplier while risks are addressed or reassessing the relationship with the supplier.

Utilization of Independent Third-Party Audits

To the extent that SORs are identified, Maxeon primarily utilizes information made available by the RMI concerning independent third-party audits and Conformant status. Maxeon also relies on audits performed by the LBMA and the RJC.

Report on Supply Chain Due Diligence

Maxeon files a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and makes these filings available on its investor relations website.

Findings Concerning Smelters and Refiners and Country of Origin Information

For 2024, Maxeon surveyed 35 Suppliers as part of its due diligence around 3TG and received CMRTs from 77% of those Suppliers in response to its outreach. The CMRT declarations received identified 351 SORs that processed or may have processed 3TG contained in Maxeon’s in-scope products. Most Suppliers provided company-level declarations. Therefore, the list of processing facilities disclosed below may over-represent the number of 3TG processing facilities in Maxeon’s supply chain.

In brief, as indicated in the table below:

●	351 SORs were identified by the Suppliers.

●	65% of SORs were listed as Conformant (as defined below).

●	2 SORs were listed as Active (as defined below).

In connection with Maxeon’s RCOI or due diligence, as applicable, the Suppliers identified to Maxeon the facilities listed below as potentially having processed the necessary 3TG contained in Maxeon’s in-scope products in 2024 (table information is as of April 2, 2025; see the notes following the table for additional information concerning the information presented in the table).

Metal	Smelter Name	Country Name	Status
Tantalum	5D Production OU	Estonia	Smelter Look-up List Tab Only
Gold	8853 S.p.A.	Italy	Smelter Look-up List Tab Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Gold	ABC Refinery Pty Ltd.	Australia	Smelter Look-up List Tab Only
Gold	Abington Reldan Metals, LLC	United States of America	Conformant
Tungsten	ACL Metais Eireli	Brazil	Smelter Look-up List Tab Only
Gold	Advanced Chemical Company	United States of America	Conformant
Gold	African Gold Refinery	Uganda	Smelter Look-up List Tab Only
Gold	Agosi AG	Germany	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Smelter Look-up List Tab Only
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Smelter Look-up List Tab Only
Gold	Albino Mountinho Lda.	Portugal	Smelter Look-up List Tab Only
Gold	Alexy Metals	United States of America	Smelter Look-up List Tab Only
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Tin	Alpha Assembly Solutions Inc	United States of America	Conformant
Tantalum	AMG Brasil	Brazil	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Smelter Look-up List Tab Only
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant

Tungsten	Artek LLC	Russian Federation	Smelter Look-up List Tab Only
Gold	ASAHI METALFINE, Inc.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States of America	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Smelter Look-up List Tab Only
Gold	AU Traders and Refiners	South Africa	Smelter Look-up List Tab Only
Gold	Augmont Enterprises Private Limited	India	Smelter Look-up List Tab Only
Gold	Aurubis AG	Germany	Conformant
Tin	Aurubis Beerse	Belgium	Conformant
Tin	Aurubis Berango	Spain	Conformant
Gold	Bangalore Refinery	India	Smelter Look-up List Tab Only
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden Ronnskar	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	Caridad	Mexico	Smelter Look-up List Tab Only
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Smelter Look-up List Tab Only
Gold	CGR Metalloys Pvt Ltd.	India	Smelter Look-up List Tab Only
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Gold	Chimet S.p.A.	Italy	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Gold	Chugai Mining	Japan	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Smelter Look-up List Tab Only

Gold	Coimpa Industrial LTDA	Brazil	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Conformant
Tin	CRM Synergies	Spain	Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tantalum	D Block Metals, LLC	United States of America	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Smelter Look-up List Tab Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Smelter Look-up List Tab Only
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Smelter Look-up List Tab Only
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Dongwu Gold Group	China	Smelter Look-up List Tab Only
Gold	Dowa	Japan	Conformant
Tin	Dowa	Japan	Conformant
Tin	DS Myanmar	Myanmar	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Smelter Look-up List Tab Only
Tin	EM Vinto	Bolivia (Plurinational State of)	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Smelter Look-up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Smelter Look-up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Smelter Look-up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Smelter Look-up List Tab Only
Gold	Emirates Gold DMCC	United Arab Emirates	Smelter Look-up List Tab Only
Tin	Estanho de Rondonia S.A.	Brazil	Conformant

Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Smelter Look-up List Tab Only
Tin	Fenix Metals	Poland	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Smelter Look-up List Tab Only
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	Smelter Look-up List Tab Only
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Smelter Look-up List Tab Only
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	GG Refinery Ltd.	Tanzania, United Republic of	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Smelter Look-up List Tab Only
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States of America	Conformant
Tungsten	Global Tungsten & Powders LLC	United States of America	Conformant
Gold	Gold by Gold Colombia	Colombia	Conformant
Gold	Gold Coast Refinery	Ghana	Smelter Look-up List Tab Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Smelter Look-up List Tab Only
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Gold	Guangdong Jinding Gold Limited	China	Smelter Look-up List Tab Only
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	Smelter Look-up List Tab Only
Gold	Heimerle + Meule GmbH	Germany	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	Hunan Jintai New Material Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Conformant
Gold	HwaSeong CJ CO., LTD.	Korea, Republic o	Smelter Look-up List Tab Only
Tungsten	Hydrometallurg, JSC	Russian Federation	Smelter Look-up List Tab Only
Gold	Impala Platinum - Base Metal Refinery (BMR)	South Africa	Conformant
Gold	Impala Platinum - Rustenburg Smelter	South Africa	Conformant
Gold	Industrial Refining Company	Belgium	Smelter Look-up List Tab Only
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	Smelter Look-up List Tab Only
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant

Gold	JALAN & Company	India	Smelter Look-up List Tab Only
Gold	Japan Mint	Japan	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	Smelter Look-up List Tab Only
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Smelter Look-up List Tab Only
Gold	JSC Novosibirsk Refinery	Russian Federation	Smelter Look-up List Tab Only
Gold	JSC Uralelectromed	Russian Federation	Smelter Look-up List Tab Only
Gold	JX Advanced Metals Corporation	Japan	Conformant
Gold	K.A. Rasmussen	Norway	Smelter Look-up List Tab Only
Gold	Kaloti Precious Metals	United Arab Emirates	Smelter Look-up List Tab Only
Gold	Kazakhmys Smelting LLC	Kazakhstan	Smelter Look-up List Tab Only
Gold	Kazzinc	Kazakhstan	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tungsten	Kennametal Fallon	United States of America	Conformant

Tungsten	Kennametal Huntsville	United States of America	Conformant
Gold	Kennecott Utah Copper LLC	United States of America	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	Conformant
Gold	Kundan Care Products Ltd.	India	Smelter Look-up List Tab Only
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Smelter Look-up List Tab Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Smelter Look-up List Tab Only
Gold	L’azurde Company For Jewelry	Saudi Arabia	Smelter Look-up List Tab Only
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China	Conformant
Gold	Lingbao Gold Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	LLC Vostok	Russian Federation	Smelter Look-up List Tab Only
Gold	L’Orfebre S.A.	Andorra	Smelter Look-up List Tab Only
Gold	LS MnM Inc.	Korea, Republic of	Conformant
Gold	LT Metal Ltd.	Korea, Republic of	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Ma’anshan Weitai Tin Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Gold	Marsam Metals	Brazil	Smelter Look-up List Tab Only
Tungsten	Masan High-Tech Materials	Viet Nam	Conformant
Gold	Materion	United States of America	Conformant
Tantalum	Materion Newton Inc.	United States of America	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	MD Overseas	India	Smelter Look-up List Tab Only
Tin	Melt Metais e Ligas S.A.	Brazil	Active
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Tin	Metallic Resources, Inc.	United States of America	Conformant
Gold	Metallix Refining Inc.	United States of America	Smelter Look-up List Tab Only
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States of America	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of The	Conformant
Tin	Minsur	Peru	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MKS PAMP SA	Switzerland	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Smelter Look-up List Tab Only

Tin	Modeltech Sdn Bhd	Malaysia	Smelter Look-up List Tab Only
Tungsten	Moliren Ltd.	Russian Federation	Smelter Look-up List Tab Only
Gold	Morris and Watson	New Zealand	Smelter Look-up List Tab Only
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Smelter Look-up List Tab Only
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Smelter Look-up List Tab Only
Gold	NH Recytech Company	Korea, Republic of	Conformant
Tungsten	Niagara Refining LLC	United States of America	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Gold	NOBLE METAL SERVICES	United States of America	Smelter Look-up List Tab Only
Tin	Novosibirsk Tin Combine	Russian Federation	Smelter Look-up List Tab Only
Tantalum	NPM Silmet AS	Estonia	Conformant
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Smelter Look-up List Tab Only
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Active
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Smelter Look-up List Tab Only
Tungsten	OOO “Technolom” 1	Russian Federation	Smelter Look-up List Tab Only
Tungsten	OOO “Technolom” 2	Russian Federation	Smelter Look-up List Tab Only
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	Conformant
Gold	Pease & Curren	United States of America	Smelter Look-up List Tab Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Smelter Look-up List Tab Only

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Tin	Pongpipat Company Limited	Myanmar	Smelter Look-up List Tab Only
Tantalum	PowerX Ltd.	Rwanda	Conformant
Tin	Precious Minerals and Smelting Limited	India	Smelter Look-up List Tab Only
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Smelter Look-up List Tab Only
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Bangka Tin Industry	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Smelter Look-up List Tab Only
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Rajehan Ariq	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Timah Nusantara	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	Smelter Look-up List Tab Only
Tin	PT Tommy Utama	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	QG Refining, LLC	United States of America	Smelter Look-up List Tab Only

Tantalum	QuantumClean	United States of America	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Tin	Rui Da Hung	Taiwan, Province of China	Conformant
Gold	SAAMP	France	Smelter Look-up List Tab Only
Gold	Sabin Metal Corp.	United States of America	Smelter Look-up List Tab Only
Gold	Safimet S.p.A	Italy	Smelter Look-up List Tab Only
Gold	SAFINA A.S.	Czechia	Conformant
Gold	Sai Refinery	India	Smelter Look-up List Tab Only
Gold	Samduck Precious Metals	Korea, Republic of	Smelter Look-up List Tab Only
Gold	SAMWON METALS Corp.	Korea, Republic of	Smelter Look-up List Tab Only
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Gold	Shirpur Gold Refinery Ltd.	India	Smelter Look-up List Tab Only
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	Smelter Look-up List Tab Only
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Smelter Look-up List Tab Only
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	Conformant

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Smelter Look-up List Tab Only
Gold	Sovereign Metals	India	Smelter Look-up List Tab Only
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Smelter Look-up List Tab Only
Gold	Sudan Gold Refinery	Sudan	Smelter Look-up List Tab Only
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China	Smelter Look-up List Tab Only
Tin	Super Ligas	Brazil	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States of America	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Tin Technology & Refining	United States of America	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Korea, Republic Of	Smelter Look-up List Tab Only
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Smelter Look-up List Tab Only

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Smelter Look-up List Tab Only
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Smelter Look-up List Tab Only
Gold	United Precious Metal Refining, Inc.	United States of America	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Smelter Look-up List Tab Only
Gold	WEEEREFINING	France	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Smelter Look-up List Tab Only
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	China	Conformant

a.	Conformant” means that a SOR has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included SORs were not necessarily Conformant for all or part of 2024 and may not continue to be Conformant for any future period.

b.	“Active” means that the SOR is currently engaged in the RMAP but a conformance determination has yet to be made.

c.	“Smelter Look-up List Tab Only” means that a SOR is listed on the Smelter Look-up list tab of the CMRT, but is not listed as “Conformant” or “Active.” The RMI website notes that, due to the eligibility criteria for an RMAP assessment, SORs are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.

d.	SOR status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by Maxeon.

e.	Country location is the location of the SOR and is based solely on information made publicly available by the RMI, without independent verification by Maxeon.

Country of Origin Information

Maxeon has endeavored to determine the mine or location of origin of the necessary 3TG contained in its in-scope products by requiring that the Suppliers provide it with completed CMRTs and through the other measures described in this Conflict Minerals Report. Where a SOR has been identified that is not Conformant, Maxeon or the Service Provider also has reviewed public information, to the extent available, to try to determine the mine or location of origin of the 3TG processed by the SOR.

According to the Service Provider, the countries of origin of the 3TG processed by SORs listed above may have included countries listed below (as well as possibly other countries).

Angola*	Ecuador	Madagascar	Singapore
Argentina	Egypt	Malaysia	Slovakia
Armenia	Estonia	Mali	South Africa
Australia	Ethiopia	Mexico	Spain
Austria	Finland	Mongolia	Suriname
Belgium	France	Morocco	Sweden
Belgium	Germany	Mozambique	Switzerland
Bermuda	Ghana	Myanmar	Tajikistan
Bolivia	Guinea	Namibia	Tanzania*
Brazil	Guyana	Netherlands	Thailand
Burundi*	Hungary	New Zealand	Turkey
Cambodia	India	Niger	Uganda*
Canada	Indonesia	Nigeria	United Arab Emirates
Central African Republic*	Ireland	Papua New Guinea	United Kingdom
Chile	Israel	Peru	United States of America
China	Japan	Philippines	Uzbekistan
Colombia	Kazakhstan	Poland	Vietnam
Congo, Democratic Republic of the*	Kenya	Portugal	Zambia*
Congo, Republic of the*	Luxembourg	Sierra Leone
Cote D’Ivoire	Korea, Republic of	Russia	Zimbabwe
Czechia	Kyrgyzstan	Rwanda*
Djibouti	Laos	Saudi Arabia

*	Represents a Covered Country.

The 3TG processed by the identified SORs also may have originated in whole or in part from recycled or scrap sources.

Due Diligence Improvement Measures

Maxeon intends to further improve its due diligence measures for 2025 in order to mitigate the risk that the necessary 3TG in its in-scope products benefit armed groups by taking the following steps, among others:

a.	Continue to alert suppliers when Maxeon obtains information that a 3TG SOR is believed to be irresponsibly sourcing 3TG

b.	Request that suppliers who have identified non-Conformant or high-risk SORs require their upstream suppliers to find alternative sources of 3TG or require certification of the SORs in their supply chains.

c.	Review our 3TG compliance program for potential additional enhancements, in particular ways to enhance supplier engagement.

The foregoing steps are in addition to the other steps that Maxeon took for 2024 described earlier in this Conflict Minerals Report.